EXHIBIT 99.03

                          THE FINOVA GROUP INC./SIRROM

                        1996 INCENTIVE STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

         (a)  PURPOSE.  The  purpose  of the Plan is to  advance  the growth and prosperity of the Company by providing key employees with an additional incentive to contribute to the best interests of the Company and its Subsidiaries, and strengthen the mutuality of interests between such individuals and the Company's shareholders, by offering such key employees Options with respect to shares of Common Stock of the Company. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         Except as otherwise provided herein, Options granted under the Plan are intended to qualify as Incentive Stock Options under Section 422 of the Code.

         (b) DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

         (i) "Board" means the Board of Directors of the Company.

         (ii) "Cause" has the meaning provided in Section 5(b)(v) of the Plan.

         (iii) "Common Stock" means the Company's Common Stock, without par value.

         (iv) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (v) "Commission" means the Securities and Exchange Commission.

         (vi) "Committee" has the meaning provided in Section 2 of the Plan.

         (vii)  "Company"  means  Sirrom  Capital  Corporation,   a  corporation
organized  under  the  laws  of  the  State  of  Tennessee,   or  any  successor
corporation.

         (viii) "Current Market Value" means the last sale price of the Common Stock on the principal exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on any exchange, on the National Association of Securities Dealers Automated Quotation National Market System ("NMS"), or, if price quotations for the Common Stock are not available on NMS, the mean between the closing bid and asked price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if no bid

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quotation  is  available  on  NASDAQ,  the fair  value of such  Common  Stock as determined by the Committee, in each case, on the date the determination is made, or if such day is not a business day, the business day immediately preceding the date on which the determination is made.

         (ix) "Disability" means disability as determined under the Company's long-term disability insurance policy or, if there is no such definition, as reasonably determined by the Committee.

         (x)   "Disinterested   Person"  has  the  meaning  set  forth  in  Rule
16b-3(c)(2)(i) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         (xi) "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect.

         (xii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (xiii) "Incentive Stock Option" means any Option granted under the Plan that qualifies as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (xiv) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

         (xv) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

         (xvi) "Option" means any option to purchase shares of Common Stock granted pursuant to Section 5 below.

         (xvii) "Plan" means this Sirrom Capital Corporation 1996 Incentive Stock Option Plan, as amended from time to time in accordance herewith.

         (xviii)  "Retirement" means Normal Retirement or Early Retirement.

         (xix) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

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SECTION 2.  ADMINISTRATION.

         (a) THE COMMITTEE. The Plan shall be administered by a special Stock Option Committee (the "Committee") of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Disinterested Persons.

         (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the power, subject to, and within, the limits of the express provisions of the Plan:

                           (i) To  determine  from  time  to time  which  of the
                  eligible persons shall be granted options under the Plan, the term of each Option, and the number of shares for which each Option shall be granted.

                           (ii)To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the time or times during the term of each Option within which all or portions of each Option may be exercised and any restriction or limitation, or any vesting, acceleration of vesting or waiver of forfeiture restrictions regarding any Option, based in each case on such factors as the Committee shall determine, in its sole discretion) and to amend or waive any such terms and conditions to the extent permitted by Section 6 hereof.

                           (iii) To construe and  interpret the Plan and Options
                  granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants. No members of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

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SECTION 3.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

         (a) SHARES OF COMMON STOCK RESERVED UNDER PLAN. The aggregate number of shares of Common Stock reserved and available for distribution under the Plan shall be 5,707,098 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         If any Option expires or is forfeited without exercise, the shares of Common Stock subject to such Option immediately prior to its expiration or forfeiture shall again be available for distribution in connection with future awards under the Plan.

         (b) ADJUSTMENT UPON CHANGES IN STOCK. The number of shares of Common Stock available for the granting of Options under the Plan and the number of shares and price per share of Common Stock subject to outstanding Options granted pursuant to the Plan may be adjusted by the Committee in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 3(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward. In the event of any dispute as to any substitution or adjustment made under this Section 3(b), the decision of the Committee shall be final and binding on all persons, including the Company and Plan participants.

         (c) ACCELERATION ON THE OCCURRENCE OF CERTAIN EVENTS. The Committee may provide in the terms of an Option that, in the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or share exchange in which the Company is not the surviving corporation; (4) other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged; or
(5) such other corporate reorganization as may be described by the Committee, any outstanding Options thereunder immediately shall be fully exercisable by an optionee.

SECTION 4.  ELIGIBILITY.

         Officers and other key  employees  of the Company and its  Subsidiaries
(but excluding members of the Committee and any person who serves only as a director or who is an officer but not an employee of either the Company or one of its Subsidiaries) who are responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries are eligible to be granted Options under the Plan.

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SECTION 5.  OPTIONS.

         (a) ADMINISTRATION. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve and, except as otherwise provided in Section 5(b)(xi) below, shall clearly indicate that such Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

         (b) TERMS AND CONDITIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. The provisions of Options need not be the same with respect to each recipient or each award.

                  (i) Option Price. The option price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiary or parent corporations, not less than 110%) of the Current
         Market Value of the Common Stock at grant. The day on which the Committee approves the granting of an Option to a particular individual shall be considered the date on which such Option is granted, except that if an Option is granted to a prospective employee conditioned on his or her acceptance of an offer of employment, the date the employment relationship commences shall be deemed to be the date of grant.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

                  (iii) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide that an Option shall vest over a period of future service at a rate specified at the time of grant, or that the Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the Option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied.

                  (iv) Method of Exercise. Subject to whatever installment or other exercise restrictions apply under Section 5(b)(iii) hereof, Options may be exercised in whole or in

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         part at any time during the option period,  by giving written notice of exercise to the Company specifying the number of shares to be purchased.

                  (v) Payment for Stock. Payment for shares subject to Options granted under the Plan shall be made by the optionee in the form of cash or by means of unrestricted shares of Common Stock already owned by the optionee or any combination of cash and any such unrestricted shares of Common Stock. Payment shall be made upon the exercise of the Option. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered payment in cash. In the event of payment in Common Stock, the shares used in payment of the purchase price shall be considered payment to the extent of their fair market value on the date of exercise of the Option. Upon the exercise of any Option, the Company may, at the request of the optionee and subject to the approval of the Company's Board of Directors, lend to such optionee, as of the date of exercise, an amount equal to the exercise price of such Option, provided that such loan (a) has a term of not more than ten years, (b) becomes due within sixty days after the recipient of the loan ceases to be an employee of the Company, (c) bears interest at a rate not less than the prevailing applicable federal rate at the time the loan is made, and (d) is fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Company's Board of Directors to comply with applicable regulations of the Internal Revenue Service and the Commission.

                  (vi) Non-Transferability of Options. No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee shall have the authority to permit transfer of options to family members or trusts established for the benefit of family members in accordance with federal income tax laws.

                  (vii) Termination by Death. If an optionee's employment by the Company terminates by reason of death, any Option held by such optionee may thereafter be exercised, to the extent such Option was exercisable at the time of death (or to any greater extent determined by the Committee in its sole and absolute discretion), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

                  (viii) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary terminates by reason of Disability, any Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination (or to any greater extent determined by the Committee in its sole and absolute discretion), for a period of one year from the date of termination of employment or until the expiration of the stated term of such Option, whichever period is shorter.

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                  (ix)  Termination by Reason of Retirement.  Subject to Section
         5(b)(xi)(C)  hereof,  if  an  optionee's   employment  by  the  Company
         terminates by reason of Normal or Early Retirement, any Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement (or to any greater extent determined by the Committee in its sole and absolute discretion), for a period of three months from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is the shorter.

                  (x) Other Termination. Subject to Section 5(b)(xi)(C) hereof, if an optionee's employment by the Company is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that such Option may be exercised, to the extent otherwise then exercisable (or to any greater extent determined by the Committee in its sole and absolute discretion), for the lesser of three months or the balance of such Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (A) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (B) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary. If an optionee voluntarily terminates employment with the Company (except for Disability, or Normal or Early Retirement), the Option shall thereupon terminate; provided, however, that the Committee at grant may extend the exercise period in this situation for the lesser of three months or the balance of such Option's term.

                  (xi) Qualification as Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Option under such Section 422.

                  No Option shall be granted to any participant under the Plan if such grant would cause the aggregate Current Market Value (as of the date the Option is granted) of the shares of Common Stock with respect to which all Options that are exercisable for the first time by such optionee during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000; provided, however, that the Committee may grant such an Option if the optionee so consents and acknowledges that such Option will not qualify as an Incentive Stock Option under Section 422 of the Code.

                  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                           (A) if  the  exercise  of an  Option  is  accelerated
                  pursuant to Section 3(c) hereof, any portion of such Option that is not exercisable as an Incentive Stock Option under
                  Section 422 of the Code by reason of the $100,000 limitation

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                  contained in Section  422(d) of the Code shall be treated as a
                  Non-Qualified Stock Option;

                           (B) if for any other reason the portion of any Option
                  that is otherwise exercisable without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an Incentive Stock Option under Section 422 of the Code, such excess shall be treated as a Non-Qualified Stock Option;

                           (C) if an Option cannot be exercised following termination of employment (other than for Cause) as a result of the provisions of Section 5(b)(ix) or Section 5(b)(x) hereof, the Committee in its sole and absolute discretion shall have the right to extend the exercisability of the Option for a period of up to one year following termination of employment, and the Option shall thereupon be treated as a Non-Qualified Stock Option to the extent required under
                  Section 422 of the Code; and

                           (D) the  Committee  shall  have the  right,  with the
                  consent of the optionee, to treat an Option that cannot be exercised, for any other reason, as an "incentive stock option" under Section 422 of the Code as a Non-Qualified Stock Option.

                  (xii) Employment by a Subsidiary. For purposes of this Section 5, employment by a Subsidiary shall be deemed to be employment by the Company and transfers of employment status between the Company and any Subsidiary, or between two Subsidiaries, shall not be deemed to be a termination of employment.

         (c) NO PREJUDICE TO OTHER RIGHTS. The exercise of an option granted under the Plan shall not affect the optionee's right or ability to exercise any other option granted under the Plan or any other stock option plan of the Company or its Subsidiaries.

         (d) LIMITATIONS ON DISPOSITION. To obtain the tax benefits associated with Incentive Stock Options, the optionee must make no disposition of shares acquired pursuant to the exercise of an Incentive Stock Option within two years from the granting of such Incentive Stock Option or within one year from the date of the exercise of such Incentive Stock Option.

         (e) HOLDING PERIOD. An optionee who is subject to Section 16(a) of the Exchange Act must make no disposition of any shares acquired pursuant to the exercise of the Option for a period of six months after the date of grant of such option. The shares of Common Stock acquired pursuant to any Option that is exercisable only upon the occurrence of certain conditions (other than the passage of time or continued employment) shall not be transferable for a period of six months after the date the Option first became exercisable.

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SECTION 6.  AMENDMENTS.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee under an Option, theretofore granted, without the optionee's consent except as provided in Section 3(b) of the Plan. In addition, no amendment or alteration shall be made without the approval of the Company's shareholders, if such amendment or alteration would:

         (a) except as provided in Section 3(b) of the Plan, increase the total number of shares of Common Stock reserved for the purpose of the Plan;

         (b) change the exercise price at which Options may be granted;

         (c) extend the maximum period during which an Option may be exercised;

         (d) materially increase the benefits accruing to participants under the Plan; or

         (e)  materially   modify  the   requirements   as  to  eligibility  for
         participation in the Plan.

         The Committee may amend the terms of any Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3(b) above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher Option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 7.  GENERAL PROVISIONS.

         (a) SECURITIES LAW RESTRICTIONS. The Committee may require each person purchasing shares of Common Stock pursuant to an Option under the Plan to represent to and agree with the Company in writing that the optionee or is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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         (b) NO RIGHT TO  CONTINUED  EMPLOYMENT.  The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (c) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Option under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (d) GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.

         (e) LIABILITY AND INDEMNIFICATION OF BOARD AND COMMITTEE MEMBERS. The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         (f) NO RIGHTS AS SHAREHOLDER. A participant in the Plan shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to such participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided in Section 3(b) hereof.

         (g) TWENTY PERCENT LIMITATION. No Option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would

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result in the issuance of voting securities in excess of twenty percent (20%) of the Company's outstanding voting securities.

         (h) INVESTMENT COMPANY ACT LIMITATION. No Option granted hereunder shall violate the provisions of the Investment Company Act of 1940, as amended.

SECTION 9.  TERMINATION

         This Plan shall terminate ten years from the date on which the Board adopts this Plan or the shareholders of the Company approve the Plan, whichever is earlier, unless sooner terminated by action of the Board. No Option may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Option then outstanding.

SECTION 10. SHAREHOLDER APPROVAL

         This Plan shall become effective upon (a) adoption by the Board of Directors, and (b) approval of the Plan by the shareholders of the Company. Approval by the shareholders must occur during the period beginning 12 months before and ending 12 months after the date of this Plan is adopted by the Board.

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     AMENDMENT NO. 1 TO THE FINOVA GROUP INC./SIRROM 1996 STOCK OPTION PLAN

1.       The term "Board" means the Board of Directors of The FINOVA Group Inc.

2. The term "Committee" means the Human Resources Committee of The FINOVA Group Inc. Board of Directors or any other committee designated by this Board to administer that plan.

3.       The term "Company" means The FINOVA Group Inc.

4. The term "Current Market Value" or comparable terms will be determined with reference to the price of this Corporation's stock as quoted on the New York Stock Exchange, rather than NASDAQ, so long as the stock is quoted on the NYSE.

5.       The  term "Plan" means  The FINOVA Group Inc./Sirrom  1996 Stock Option
         Plan

6. The term "Stock" or "shares" means the common stock of The FINOVA Group Inc. As it may be adjusted from time to time.

7. The plans shall be governed by the laws of the State of Delaware, without regard to that state's conflict of law principles.

8.       Any   restrictions  in  those  plans  requiring   compliance  with  the
         Investment Company Act of 1940 will cease to the extent those restrictions no longer govern the activities of this Corporation.